EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial statements combine the separate historical financial information of Skyward Specialty Insurance Group, Inc. (the “Company”) and Apollo Group Holdings Limited (“Apollo”) after giving effect to the acquisition of Apollo by the Company (the “Transaction”), as described in Note 1 — Description of the Transaction, and the pro forma effects of certain assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 is presented as if the Transaction had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 is presented as if the Transaction had occurred on January 1, 2025. The acquisition was determined to be less than 40% significant under Rule 3-05 of Regulation S-X, and accordingly, pursuant to Article 11 of Regulation S-X, only one year of pro forma statements of operations is required.
The pro forma adjustments reflect the preliminary allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed based on currently available information. These estimates are subject to change as additional information becomes available during the measurement period, which will not exceed 12 months following the closing of the Transaction.
The unaudited pro forma condensed combined financial statements were derived from and should be read in conjunction with:
•the accompanying notes to the unaudited pro forma condensed combined financial statements;
•The Company’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2025, filed in the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”) on March 2, 2026; and
•Apollo’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2025, included as Exhibit 99.1.
Apollo historically prepared its financial statements in accordance with the United Kingdom Generally Accepted Accounting Practice (“U.K. GAAP”) and applied accounting policies consistent with Financial Reporting Standard 102 (“FRS 102”), while the Company prepares its financial statements in accordance with the United States Generally Accepted Accounting Principles (“U.S. GAAP”). Accordingly, reclassification and conversion adjustments have been made to conform Apollo’s historical financial statements to U.S. GAAP and to the Company’s financial statement presentation for purposes of these unaudited pro forma condensed combined financial statements.
In connection with the integration of Apollo following completion of the Transaction, the Company expects to incur nonrecurring charges, including, but not limited to, integration expenses, administrative costs and employee-related costs. As of the date of this filing, the timing, amount, and nature of such charges are not reasonably estimable. These costs will be reflected in the periods in which they are incurred and have not been included in the unaudited pro forma condensed combined financial information.
The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The pro forma financial information reflects adjustments that management believes are necessary to present fairly the combined pro forma financial position and results of operations for the periods presented. These adjustments are based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are completed. Pro forma information is presented for illustrative purposes only and is not necessarily, and should not be assumed to be, an indication of actual results had the Transaction occurred on the dates indicated, nor does it project the future financial position or results of operations of the combined company.

Skyward Specialty Insurance Group Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2025

($ in thousands, except share and per share amounts)	Historical Skyward Specialty Insurance Group Inc.	Historical Apollo Group Holdings Limited as Reclassified (Note 3)	Transaction Adjustments (Note 5)	Notes	Total Pro Forma Combined
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value	$1,856,303	$222,460	$—		$2,078,763
Fixed maturity securities, held-to-maturity, at amortized cost	32,822	—	—		32,822
Equity securities, at fair value	1,174	—	—		1,174
Mortgage loans, at fair value	9,902	—	—		9,902
Equity method investments	77,365	—	—		77,365
Other long-term investments	58,650	—	—		58,650
Short-term investments, at fair value	264,299	187,178	—		451,477
Total investments	2,300,515	409,638	—		2,710,153
Cash and cash equivalents	168,544	68,054	$—		236,598
Restricted cash	30,570	—	—		30,570
Funds at Lloyd's	2,509	106,336	—		108,845
Premiums and commissions receivable, net	544,217	272,803	—		817,020
Reinsurance recoverables, net	1,119,880	165,540	—		1,285,420
Ceded unearned premium	238,948	69,097	—		308,045
Deferred policy acquisition costs and VOBA	136,100	40,636	15,492	5(a)	192,228
Deferred income tax asset	27,865	967	(780)	5(e)	28,052
Goodwill and intangible assets, net	88,040	81	409,355	5(b)	497,476
Other assets	134,664	29,498	(3,668)	5(c)	160,494
Total assets	$4,791,852	$1,162,650	$420,399		$6,374,901
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$2,318,894	$479,559	$(1,962)	5(d)	$2,796,491
Unearned premiums	774,035	233,501	—		1,007,536
Deferred ceding commission	46,453	—	—		46,453
Reinsurance and premium payables	279,888	144,535	—		424,423
Funds held for others	128,003	18,684	—		146,687
Accounts payable and accrued liabilities	115,034	82,756	—		197,790
Deferred income tax liability	—	—	66,837	5(e)	66,837
Notes payable	100,411	—	371,089	5(f)	471,500
Subordinated debt, net of debt issuance costs	19,569	—	—		19,569
Total liabilities	3,782,287	959,035	435,964		5,177,286
Stockholders’ equity
Common stock	405	1,475	(1,438)	5(g)	442
Additional paid-in capital	730,555	90,575	97,438	5(g)	918,568
Accumulated other comprehensive income (loss)	11,457	1,272	(1,272)	5(h)	11,457
Retained earnings	267,148	110,293	(110,293)	5(h)	267,148
Total stockholders’ equity	1,009,565	203,615	(15,565)		1,197,615
Total liabilities and stockholders’ equity	$4,791,852	$1,162,650	$420,399		$6,374,901

Skyward Specialty Insurance Group Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025

($ in thousands, except share and per share amounts)	Historical Skyward Specialty Insurance Group Inc.	Historical Apollo Group Holdings Limited as Reclassified (Note 3)	Transaction Adjustments (Note 6)	Notes	Total Pro Forma Combined
Revenues:
Net earned premiums	$1,304,505	$253,944	$—		$1,558,449
Net syndicate management service fee income	—	31,043	—		31,043
Commission and fee income	6,855	—	—		6,855
Net investment income	83,619	12,482	—		96,101
Net investment gains (losses)	22,149	1,941	—		24,090
Other (loss) income	(587)	750	—		163
Total revenues	1,416,541	300,160	—		1,716,701
Expenses:
Losses and loss adjustment expenses	795,022	147,529	354	6(a)	942,905
Underwriting, acquisition and insurance expenses	377,359	92,453	(3,208)	6(b)	466,604
Transaction costs	14,019	9,702	—		23,721
Interest expense	7,919	—	20,727	6(c)	28,646
Amortization expense	1,636	—	9,996	6(d)	11,632
Other expenses	4,162	3,802	1,882	6(e)	9,846
Total expenses	1,200,117	253,486	29,751		1,483,354
Income before income taxes	216,424	46,674	(29,751)		233,347
Income tax expense	46,396	7,229	(6,433)	6(f)	47,192
Net income	$170,028	$39,445	$(23,318)		$186,155
Comprehensive income
Net income	$170,028	$39,445	$(23,318)		$186,155
Other comprehensive income (loss):
Unrealized gains and losses on investments:
Net change in unrealized gains (losses) on investments, net of tax	33,092	7,960	—		41,052
Reclassification adjustment for (losses) gains on securities no longer held, net of tax	485	—	—		485
Cumulative translation adjustment	—	1,558	—		1,558
Total other comprehensive income	33,577	9,518	—		43,095
Comprehensive income	$203,605	$48,963	$(23,318)		$229,250
Per share data:
Basic earnings per share	$4.21	$—	$—	6(g)	$4.22
Diluted earnings per share	$4.07	$—	$—	6(g)	$4.08
Weighted-average common shares outstanding
Basic	40,407,310	—	—	6(g)	44,086,642
Diluted	41,808,046	—	—	6(g)	45,588,768

NOTES TO PRELIMINARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. Description of Transaction
As previously announced, on September 2, 2025, the Company entered into two purchase agreements (the “Apollo Majority SPA”) with institutional and management shareholders, respectively, of Apollo (the “Majority Sellers”). Pursuant to the Apollo Majority SPAs, the Company agreed to acquire all the issued shares of Apollo held by the Majority Sellers, representing approximately 87% of the issued share capital of Apollo. In addition, closing of the transaction ("Closing") was conditioned upon the Company acquiring 100% of the issued share capital of Apollo (the “Acquisition”) at Closing pursuant to additional short-form share purchase agreements (the "Apollo Minority SPAs" and together with the Apollo Majority SPAs, the "Apollo SPAs") with the remaining minority shareholders of Apollo (the "Minority Sellers" and together with the Majority Sellers, the "Sellers").
On December 30, 2025, the Company entered into a Term Loan Credit Agreement (the “Facility”), which included (a) an unsecured senior delayed draw term loan facility in the aggregate principal amount of $150.0 million (the “Tranche A Term Facility”) and (b) an additional unsecured senior delayed draw term loan facility in the aggregate principal of $150.0 million (the “Tranche B Term Facility” and together with the Tranche A Term Facility, the “Facility”). On December 30, 2025, the Company entered the First Amendment (the “Amendment”) to the Credit Agreement, dated November 13, 2025 (the “Existing Credit Agreement”).
On January 1, 2026 (the “Closing Date”), the Company consummated the Acquisition and related transactions pursuant to the Apollo SPAs and acquired 100% of the issued and outstanding share capital of Apollo. Pursuant to the Apollo SPAs, the Company paid approximately $555.0 million in connection with the Acquisition, which included (i) $371.0 million in cash (the “Cash Consideration”) and (ii) the issuance of 3,679,332 shares of the Company’s common stock. The Cash Consideration was funded with the proceeds from the Facility and the Existing Credit Agreement. The value of the acquisition consideration was $559.1 million as of the closing date.
2. Basis of Presentation
The accompanying preliminary unaudited pro forma condensed combined balance sheet as of December 31, 2025 and the preliminary unaudited pro forma combined statements of operations for the year ended December 31, 2025 are derived from the historical consolidated financial statements of the Company and Apollo after giving effect to the Company’s acquisition of 100% of the share capital of Apollo and the related accounting effects described in these Notes. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 is presented as if the Transaction had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 is presented as if the Transaction had occurred on January 1, 2025. The Company’s historical financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Apollo’s historical financial statements are prepared in accordance with United Kingdom Generally Accepted Accounting Practice (“U.K. GAAP”) and have been presented in U.S. dollars.
The preliminary unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of Regulation S-X. Pro forma information is presented for illustrative purposes only and is not necessarily, and should not be assumed to be, an indication of actual results had the Transaction occurred on the dates indicated, nor does it project the future financial position or results of operations of the combined company.
The Transaction is being accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with the Company considered the accounting acquirer. Under ASC 805, the identifiable assets acquired and liabilities assumed are recognized at their acquisition-date fair values, while transaction costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed will be allocated to goodwill.
Fair value measurements used in applying the acquisition method are based on the definition of “fair value” in ASC 820, Fair Value Measurement, which contemplates the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements require significant judgment, and changes in assumptions, including those that market participants would use, could result in changes to the estimated fair values.
As of the date of this filing, the Company has not completed the detailed valuation analyses necessary to determine the acquisition-date fair values of Apollo’s identifiable tangible and intangible assets and assumed liabilities. Accordingly, the preliminary purchase price allocation reflected in the preliminary unaudited pro forma combined financial statements is based on management’s preliminary estimates derived from Apollo’s historical audited and unaudited financial statements prepared under U.K. GAAP, preliminary valuation analyses, reviews of Apollo’s historical operating results, discussions with Apollo management, and other financial and operational due diligence procedures. The final purchase price allocation will be determined based on the acquisition-date fair values and will be finalized during the measurement period (which will not exceed twelve months from the acquisition date). As a result, the preliminary purchase price allocation and the related pro forma adjustments are subject to change, potentially materially, as additional information becomes available and the valuation analyses are completed.
Management has recorded reclassifications of Apollo’s historical financial information to conform to the Company’s U.S. GAAP financial statement presentation. In addition, management identified certain differences between Apollo’s historical accounting under U.K. GAAP and the Company’s accounting under U.S. GAAP and recorded preliminary adjustments to conform Apollo’s financial information to U.S. GAAP measurement principles. Management may identify additional differences such as the U.S. GAAP conversion and integration of accounting policies progresses, and any such differences, when conformed, could have a material impact on the preliminary unaudited pro forma combined financial statements.
The preliminary unaudited pro forma condensed combined financial statements do not reflect the realization of any anticipated cost savings, operating efficiencies, synergies, or dis-synergies that may result from the Transaction or from the integration of Apollo into the Company. In addition, the preliminary unaudited pro forma condensed combined financial statements do not reflect any non-recurring integration-related costs, including restructuring, systems conversion, or employee-related costs, as such amounts are not directly attributable to the Transaction or do not have a continuing impact in accordance with Article 11 of Regulation S-X.
All amounts presented in these Notes are shown in thousands, except per-share data and as otherwise expressly stated.
3. Reclassification Adjustments and U.S. GAAP Conversion
The historical financial statements of Apollo are prepared in accordance with U.K. GAAP and are adjusted to: (i) reconcile the financial statements to U.S. GAAP, and (ii) reflect reclassifications of Apollo’s financial statements to conform to the Company’s financial statement presentation. Italics are utilized to present the appropriate financial statement line items of the Company which Apollo financial statements line items map to.
The amounts below represent the balance sheet results as of December 31, 2025:

($ in thousands)	Historical Apollo Group Holdings Limited	U.S. GAAP Adjustments	Reclassifications	Notes	Historical Apollo Group Holdings Limited as Reclassified
Assets
Intangible fixed assets	$3,152	—	$(3,152)	1(a)	$—
Goodwill and intangible assets, net	—	—	81	1(a)	81
Tangible fixed assets	597	3,340	(3,937)	1(b), 2(b)	—
Financial Investments	515,974	—	(515,974)	1(c)	—
Fixed maturity securities, available-for-sale, at fair value	—	—	222,460	1(c)	222,460
Funds at Lloyd's	—	—	106,336	1(c)	106,336
Short-term investments, at fair value	—	—	187,178	1(c)	187,178
Deposits with ceded undertakings	113	—	(113)	1(d)	—
Reinsurers' share of technical provisions - Provisions for unearned premiums	69,183	(86)	(69,097)	1(e), 2(c)	—
Ceded unearned premium	—	—	69,097	1(e)	69,097
Reinsurers’ share of technical provisions - Claims outstanding	146,386	—	(146,386)	1(f)	—
Debtors	366,941	1,549	(368,490)	1(g), 2(a), 2(c)	—
Deferred income taxes	—	—	967	1(k)	967
Deferred policy acquisition costs and VOBA	—	—	40,636	1(g)	40,636
Premiums receivable, net	—	—	272,803	1(g)	272,803
Reinsurance recoverables, net	—	—	165,540	1(f), 1(g)	165,540
Other assets	—	—	29,498	1(a), 1(b), 1(d), 1(g)	29,498
Cash at bank and in hand	54,534	—	(54,534)	1(h)	—
Cash and cash equivalents	—	—	68,054	1(g), 1(h)	68,054

($ in thousands)	Historical Apollo Group Holdings Limited	U.S. GAAP Adjustments	Reclassifications	Notes	Historical Apollo Group Holdings Limited as Reclassified
Total Assets	$1,156,880	$4,803	$967		1,162,650
Liabilities
Technical Provisions - Provisions for unearned premiums	$235,438	$(1,937)	$(233,501)	1(i), 2(c)	$—
Unearned premiums	—	—	233,501	1(i)	233,501
Technical Provisions - Claims outstanding	464,559	15,000	(479,559)	1(j), 2(e)	—
Reserves for losses and loss adjustment expenses	—	—	479,559	1(j)	479,559
Creditors: Amounts falling due within one year	232,204	1,229	(233,433)	1(k), 2(b)	—
Creditors: Amounts falling due after more than one year	8,106	3,469	(11,575)	1(k), 2(a), 2(b), 2(f)	—
Accounts payable and accrued liabilities	—	—	82,756	1(k)	82,756
Reinsurance and premium payables	—	—	144,535	1(k)	144,535
Funds held for others	—	—	18,684	1(k)	18,684
Total Liabilities	940,307	17,761	967		959,035
Stockholders' Equity
Called up share capital	1,475	—	(1,475)	1(l)	—
Share premium account	90,575	—	(90,575)	1(m)	—
Common stock	—	—	1,475	1(l)	1,475
Additional paid-in capital	—	—	90,575	1(m)	90,575
Other reserves	194	—	(194)	1(o)	—
Exchange reserve	1,272	—	(1,272)	1(n)	—
Accumulated other comprehensive income (loss)	—	—	1,272	1(n)	1,272
Profit and loss account	123,057	(12,958)	(110,099)	1(o), 2(a), 2(c), 2(e), 2(f)	—
Retained earnings	—	—	110,293	1(o)	110,293
Total Stockholders' Equity	$216,573	$(12,958)	$—		$203,615

The amounts below represent statement of operations results for the year ended December 31, 2025:

($ in thousands)	Historical Apollo Group Holdings Limited	U.S. GAAP Adjustments	Reclassifications	Notes	Historical Apollo Group Holdings Limited as Reclassified
Revenues
Gross written premium	$405,862	$—	$(405,862)	1(p)	$—
Outwards reinsurance premium	(112,893)	—	112,893	1(p)	—
Change in provision for unearned premium - Gross provision	(62,192)	—	62,192	1(p)	—
Change in provision for unearned premium - Reinsurers’ share	23,167	—	(23,167)	1(p)	—
Net earned premiums	—	—	253,944	1(p)	253,944
Investment return	18,006	(4,549)	(13,457)	1(y), 2(d)	—
Net investment income	—	—	12,482	1(s), 1(u), 1(v), 1(y)	12,482
Net investment gains (losses)	—	—	1,941	1(r), 1(y)	1,941
Other income	4,669	—	(4,669)	1(s)	—
Other (loss) income	—	—	750	1(s)	750

($ in thousands)	Historical Apollo Group Holdings Limited	U.S. GAAP Adjustments	Reclassifications	Notes	Historical Apollo Group Holdings Limited as Reclassified
Revenue from Management Services	$116,384	$6,143	$(122,527)	1(t), 2(a)	$—
Interest receivable and other income	265	—	(265)	1(u)	—
Gain on foreign exchange	2	1,327	(1,329)	1(r), 2(c)	—
Net syndicate management service fee income	—	—	31,043	1(t), 1(w), 1(z)	31,043
Other comprehensive income/(expenditure)	1,558	3,412	(4,970)	1(aa), 2(d)	—
Net change in unrealized gains (losses) on investments, net of tax	—	—	7,960	1(y), 1(aa)	7,960
Cumulative translation adjustment	—	—	1,558	1(aa)	1,558
Expenses
Claims paid - Gross provision	114,673	—	(114,673)	1(q)	—
Claims paid - Reinsurers’ share	(40,279)	—	40,279	1(q)	—
Change in provision for claims - Gross provision	74,821	2,706	(77,527)	1(q), 2(e)	—
Change in provision for claims - Reinsurers’ share	(4,392)	—	4,392	1(q)	—
Losses and loss adjustment expenses	—	—	147,529	1(q)	147,529
Net operating expenses	51,071	4,070	(55,141)	1(z), 2(a), 2(c)	—
Underwriting, acquisition and insurance expenses	—	—	92,453	1(t), 1(w), 1(z)	92,453
Other charges	2,300	—	(2,300)	1(v)	—
Other expenses	—	—	3,802	1(v), 1(w)	3,802
Other operation expenses	136,262	3,765	(140,027)	1(w), 2(a)	—
Transaction costs	—	—	9,702	1(w)	9,702
Tax on profit	9,105	(1,905)	(7,200)	1(x), 2(d), 2(f)	—
Income tax expense	—	—	7,229	1(w), 1(x)	7,229
Reclassification Adjustments
Balance Sheet Reclassification
1(a). Represents the reclassification of Apollo’s “Intangible fixed assets” amounts to “Goodwill and intangible assets, net”, and “Other assets” to conform to the Company’s historical presentation.
1(b). Represents the reclassification of Apollo’s “Tangible fixed assets” amounts to “Other assets” to conform to the Company’s historical presentation.
1(c). Represents the reclassification of Apollo’s “Financial Investments” amounts to “Fixed maturity securities, available-for-sale, at fair value”, “Funds at Lloyd's”, and “Short-term investments, at fair value” to conform to the Company’s historical presentation.
1(d). Represents the reclassification of Apollo’s “Deposits with ceded undertakings” amounts to “Other assets” to conform to the Company’s historical presentation.
1(e). Represents the reclassification of Apollo’s “Reinsurers' share of technical provisions - Provisions for unearned premiums” amounts to “Ceded unearned premium” to conform to the Company’s historical presentation.
1(f). Represents the reclassification of Apollo’s “Reinsurers' share of technical provisions - Claims outstanding” amounts to “Reinsurance recoverables, net” to conform to the Company’s historical presentation.
1(g). Represents the reclassification of Apollo’s “Debtors” amounts to “Cash and cash equivalents”, “Other assets”, “Premiums receivable, net”, “Reinsurance recoverables, net”, and “Deferred policy acquisition costs and VOBA” to conform to the Company’s historical presentation.

1(h). Represents the reclassification of Apollo’s “Cash at bank and in hand” amounts to “Cash and cash equivalents” to conform to the Company’s historical presentation.
1(i). Represents the reclassification of Apollo’s “Technical Provisions - Provisions for unearned premiums” amounts to “Unearned premiums” to conform to the Company’s historical presentation.
1(j). Represents the reclassification of Apollo’s “Technical Provisions - Claims outstanding” amounts to “Reserves for losses and loss adjustment expenses” to conform to the Company’s historical presentation.
1(k). Represents the reclassification of Apollo’s “Creditors: amounts falling due after more than one year” and “Creditors: amounts falling due within one year” amounts to “Accounts payable and accrued liabilities”, “Funds held for others”, “Deferred income taxes”, and “Reinsurance and premium payables” to conform to the Company’s historical presentation.
1(l). Represents the reclassification of Apollo’s “Called up share Capital” amounts to “Common stock” to conform to the Company’s historical presentation.
1(m). Represents the reclassification of Apollo’s “Share premium account” amounts to “Additional paid-in capital” to conform to the Company’s historical presentation.
1(n). Represents the reclassification of Apollo’s “Exchange reserve” amounts to “Accumulated other comprehensive income (loss)” to conform to the Company’s historical presentation.
1(o). Represents the reclassification of Apollo’s “Other reserves” and “Profit and loss account” amounts to “Retained earnings” to conform to the Company’s historical presentation.
Statement of Operations Reclassifications
1(p). Represents the reclassification of Apollo’s “Gross written premium,” “Outwards reinsurance premium,” “Change in provision for unearned premium - Gross provision,” and “Change in provision for unearned premium - Reinsurers’ share” amounts to “Net earned premiums” to conform to the Company’s historical presentation.
1(q). Represents the reclassification of Apollo’s “Claims paid - Gross provision,” “Claims paid - Reinsurers’ share,” “Change in provision for claims - Gross provision,” and “Change in provision for claims - Reinsurers’ share” amounts to “Losses and loss adjustment expenses” to conform to the Company’s historical presentation.
1(r). Represents the reclassification of Apollo’s “Gain on foreign exchange” amounts to “Net investment gains (losses)” to conform to the Company’s historical presentation.
1(s). Represents the reclassification of Apollo’s “Other income “amounts to “Net investment income”, and “Other (loss) income” to conform to the Company’s historical presentation.
1(t). Represents the reclassification of Apollo’s “Revenue from Management Services” amounts to “Underwriting, acquisition and insurance expenses”, and “Syndicate management service fee income” to conform to the Company’s historical presentation.
1(u). Represents the reclassification of Apollo’s “Interest receivable and other income” amounts to “Net investment income” to conform to the Company’s historical presentation.
1(v). Represents the reclassification of Apollo’s “Other charges” amounts to “Net investment income”, and “Other expenses” to conform to the Company’s historical presentation.
1(w). Represents the reclassification of Apollo’s “Other operating expenses” amounts to “Income tax expense”, “Underwriting, acquisition and insurance expenses”, “Transaction costs”, “Other expenses”, and “Syndicate management service fee income” to conform to the Company’s historical presentation.
1(x). Represents the reclassification of Apollo’s “Tax on profit” amounts to “Income tax expense” to conform to the Company’s historical presentation.
1(y). Represents the reclassification of Apollo’s “Investment return” amounts to “Net change in unrealized gains (losses) on investments, net of tax”, “Net investment income”, and “Net investment gains (losses)” to conform to the Company’s historical presentation.
1(z). Represents the reclassification of Apollo’s “Net Operating Expenses” amounts to “Underwriting, acquisition and insurance expenses”, and “Syndicate management service fee income” to conform to the Company’s historical presentation.

1(aa). Represents the reclassification of Apollo’s “Other comprehensive income / (expenditure)” amounts to “Cumulative Translation Adjustment”, and “Net change in unrealized gains (losses) on investments, net of tax” to conform to the Company’s historical presentation.
U.S. GAAP Conversion Adjustments
The U.K. GAAP to U.S. GAAP adjustments presented below reflect only those differences that are directly attributable to the Transaction and are expected to have a continuing impact on the combined company in accordance with Article 11 of Regulation S-X.
2(a). Reflects the U.K. GAAP to U.S. GAAP adjustment to conform Apollo’s managing agency fee and profit commission revenue recognition to U.S. GAAP (ASC 606).
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025:

($ in thousands)	December 31, 2025
Record increase in accrued profit commissions within Debtors:	$7,530
Record increase in accrued bonus within Creditors: Amounts falling due after more than one year	3,765
Record increase in Profit and loss account:	$3,765
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025:

($ in thousands)	For the Year Ended December 31, 2025
Record increase in profit commissions and managing agency fee within Revenue from Management Services	$6,143
Record increase in bonus expense resulting from additional profit commission within Other operating expenses	3,765
Record corresponding decrease within Net Operating Expenses	$(1,387)
2(b). Reflects the U.K. GAAP to U.S. GAAP adjustment to recognize Apollo’s operating leases on the balance sheet under U.S. GAAP (ASC 842).
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025, are as follows:

($ in thousands)	December 31, 2025
Record increase in operating lease right-of-use asset within Tangible fixed assets	$3,340
Record increase in operating lease liability within Creditors: Amounts falling due within one year	1,229
Record increase in operating lease liability within Creditors: Amounts falling due after more than one year	2,111
2(c). Under U.S. GAAP, deferred acquisition costs (“DAC”) are limited to incremental direct costs that are directly attributable to the successful acquisition of insurance contracts and are treated as a non-monetary asset recorded at historical foreign exchange rates. Under U.S. GAAP, unearned premium balances are treated as non-monetary assets recorded at historical foreign exchange rates. Accordingly, DAC and unearned premium balances prepared under U.K. GAAP have been adjusted to conform to U.S. GAAP.
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025:

($ in thousands)	December 31, 2025
Record decrease in DAC within Debtors	$(5,981)
Record decrease to unearned premiums within Reinsurers' share of technical provisions - Provisions for unearned premiums	(86)
Record decrease to unearned premiums within Technical Provisions - Provisions for unearned premiums	(1,937)
Record decrease in Profit and loss account	$(4,130)
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025:

($ in thousands)	For the Year Ended December 31, 2025
Record increase in acquisition costs expense within Net operating expenses	$5,457
Record increase in unrealized foreign exchange loss within Gain on foreign exchange	1,327
2(d). Reflects the U.K. GAAP to U.S. GAAP adjustment to conform the presentation of unrealized gains and losses on Apollo’s investments to U.S. GAAP (ASC 320/ASC 321):
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025, are as follows:

($ in thousands)	December 31, 2025
Record reclassification of unrealized gains/(losses) as decrease in Investment return	$(4,549)
Record reclassification of unrealized gains/(losses) as increase in Other comprehensive income/(expenditure)	3,412
Record impact to Tax on Profit	$(1,137)
2(e). Reflects the U.K. GAAP to U.S. GAAP adjustment to conform Apollo’s reserves (claims outstanding) measurement to U.S. GAAP (ASC 944 / ASC 830).
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025:

($ in thousands)	December 31, 2025
Record increase in Technical Provisions - Claims outstanding	$15,000
Record corresponding decrease in Profit and loss account	(15,000)
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025:

($ in thousands)	December 31, 2025
Record increase in Change in provision for claims - Gross provision	$2,706

2(f). Reflects the U.K. GAAP to U.S. GAAP adjustment to record the income tax effects of the pro forma adjustments described above in accordance with U.S. GAAP (ASC 740). The tax effects of the adjustments described above are calculated as an adjustment to consolidated total comprehensive income and shareholders’ equity.
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025, are as follows:

($ in thousands)	December 31, 2025
Record decrease in deferred income taxes within Creditors: Amounts falling due after more than one year	$(2,407)
Record increase in Profit and loss account	2,407
The following table reflects the impact of these adjustments included in the U.S. GAAP Adjustments column above and reflected in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025:

($ in thousands)	For the Year Ended December 31, 2025
Record tax effects of the pro forma adjustments within Tax on profit	$(768)
4. Preliminary Acquisition Consideration and Allocation to Assets and Liabilities
The Company has not yet completed the allocation of the purchase price to the assets acquired and liabilities assumed in connection with the Transaction. Accordingly, the acquisition consideration and allocation reflected in the accompanying unaudited pro forma condensed combined financial information is preliminary. The preliminary allocation is based on management’s estimates, assumptions, and other information available as of the date of preparation. Final determination of the fair values of the assets acquired and liabilities assumed will be based on the completion of detailed valuations and other analyses, which may result in changes to the preliminary allocation presented herein.
Preliminary Apollo Acquisition Consideration
The fair value of consideration, or the purchase price, in the unaudited pro forma financial information is approximately $559.1 million. This amount was derived based on the 3,679,332 shares of common stock of the Company issued and outstanding on January 1, 2026, and the closing price of Skyward common stock of $51.11 per share on December 31, 2025, the last trading day prior to the closing date, and cash consideration of $371.1 million.
For purposes of the pro forma financial information, the following table presents the components of the consideration (in thousands, except for number of shares and per share amounts):

Share consideration:
Skyward Specialty Insurance Group, Inc. common stock issued to existing Apollo common stockholders	3,679,332
Skyward Specialty Insurance Group, Inc. closing stock price on December 31, 2025	$51.11
Consideration of Skyward Specialty Insurance Group, Inc. issued common stock	$188,051
Cash consideration	$371,089
Total consideration	$559,140

Preliminary Purchase Price Allocation
The following table summarizes the preliminary purchase price allocation:

($ in thousands)	As of December 31, 2025
Assets Acquired
Intangible fixed assets	$262,000
Tangible fixed assets	3,340
Financial Investments	515,974
Provisions for unearned premiums	69,097
Claims outstanding	146,386
Debtors	327,854
Cash at bank and in hand	54,534
Deposits with ceded undertakings	113
VOBA	56,128
Total Assets Acquired	1,435,426
Liabilities Assumed
Provisions for unearned premiums	233,501
Claims outstanding	477,596
Creditors: amounts fall due within one year	233,433
Creditors: amounts fall due after more than one year	79,192
Total Liabilities Assumed	1,023,722
Net Assets Acquired	411,704
Total Consideration	$559,140
Preliminary Allocation to Goodwill	$147,436
The preliminary purchase price allocation has been used to prepare the pro forma adjustments, including the preliminary allocation to goodwill, which represents the excess of the estimated fair value of consideration transferred over the estimated fair value of identifiable net identifiable assets acquired. Adjustments to the preliminary purchase price allocation may be recorded during the measurement period, which may extend for up to twelve months from the acquisition date, as additional information related to facts and circumstances existing as of the acquisition date becomes available. Any such adjustments would be reflected in the amounts recognized for the assets acquired and liabilities assumed, with corresponding adjustments to goodwill.
In addition, the preliminary purchase price allocation does not reflect changes in working capital or other balance sheet amounts occurring after the pro forma balance sheet date. As a result, the final amount of goodwill recognized will be affected by the ultimate determination of closing working capital and other customary post-closing adjustments, as well as the final fair value measurements of the assets acquired and liabilities assumed as of the acquisition date.
5. Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
Explanations of the transaction adjustments to the unaudited pro forma condensed combined balance sheet are as follows:
Assets:
A.Adjustment to deferred policy acquisition costs and VOBA
a.Represents the removal of Apollo’s historical DAC and establishment of value of business acquired (“VOBA”).
B.Adjustments to goodwill and intangible assets
a.Includes the elimination of historical syndicate capacity intangible asset, offset by the fair value of identifiable intangibles acquired of $262.0 million. Identifiable intangible assets acquired include syndicate capacity, strategic partner syndicates, trade name and cover holder relationships as detailed in Note 6.

b.Includes estimated goodwill of $147.4 million recognized as the excess of the purchase price over the preliminary fair value of net identifiable assets acquired, as further described in Note 4.
C.Adjustment to Other Assets
a.Represents the elimination of Apollo’s historical software and PPE assets
Liabilities:
D.Adjustment to Reserves for losses and loss adjustment expenses
a.Includes the adjustment to estimated fair value of unpaid loss and loss adjustment expense.
E.Adjustment to Deferred Income Taxes
a.Represents the deferred tax balance sheet adjustment for the impact of purchase price adjustments.
F.Adjustment to Notes Payable
a.Represents the Facility and Existing Credit Agreement entered into by the Company to fund the Cash Consideration as part of the Transaction.
Shareholders' Equity:
G.Adjustment to Common Stock and Additional paid-in capital
a.Represents the removal of Apollo’s historical equity and addition of Skyward share consideration transferred to effect the transaction
H.Adjustment to Accumulated other comprehensive income (loss) and Retained Earnings
a.Represents the removal of Apollo’s historical equity
6. Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
Explanations of the transaction adjustments to the unaudited pro forma condensed combined statement of operations are as follows:
Income: None
Expenses:
A.Adjustments to losses and loss adjustment expense
a.Represents a decrease in amortization related to the fair value adjustment on reserves.
B.Adjustment to Underwriting, acquisition and insurance expenses
a.Represents the removal of historical amortization expense of $1 million for the year ended December 31, 2025.
b.Represents the removal of historical DAC amortization of $57.4 million, partially offset by the amortization of $56.1 million on the newly established VOBA asset.
c.Represents the removal of historical compensation expense of $1.0 million.
C.Adjustment to Interest Expense
a.Represents incremental interest expense on the Facility and Existing Credit Agreement entered into by the Company to fund the Cash Consideration as part of the Transaction.
D.Adjustment to Amortization Expense
a.Represents amortization expense of $2.5 million on debt issuance fees on the Facility and Existing Credit Agreement entered into by the Company to fund the Cash Consideration as part of the Transaction.
b.Represents amortization expense of $7.5 million on newly established intangible assets with finite useful lives (excluding VOBA).

($ in thousands)	Estimated fair value	Estimated average useful life (in years)	Estimated Annual Amortization Expense
Syndicate 1969 capacity - with fees	$90,000	Indefinite	N/A, indefinited lived asset
Syndicate 1971 capacity - with fees	110,000	Indefinite	N/A, indefinited lived asset
Cover holder relationships	25,000	7	3,571
Strategic partner syndicates	2,000	5	400
Trade name	35,000	10	3,500
Total	$262,000		$7,471

E.Adjustment to Other expenses
a.Represents post-combination share-based compensation expense related to long-term incentive (“LTIP”) grants to eligible Apollo employees.
F.Adjustment to Income tax expense
a.Represents the income tax expense on the unaudited pro forma adjustments.
Per Share Data:
G.The pro forma basic and diluted net income per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Transactions occurred on January 1, 2025. The calculation of weighted average shares outstanding for pro forma basic and diluted earnings per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the period presented. Shares issued as a result of the Transaction are not dilutive for purposes of the pro forma presentation. The following table sets forth the calculation of pro forma basic and dilutive earnings per share:

($ in thousands)	Year Ended December 31, 2025
Numerator
Net Income attributable to common shareholders – Skyward Specialty	$170,028
Net Income attributable to common shareholders – Apollo	39,445
Pro forma transaction adjustments	(23,318)
Pro forma net income attributable to common shareholders	$186,155
Denominator
Pro forma weighted average common shares - basic	44,086,642
Pro forma weighted average common shares - diluted	45,588,768
Pro forma earnings per share - basic	$4.22
Pro forma earnings per share - diluted	$4.08